SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☒      Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐     Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

This filing consists of an email sent to all associates of Ameritrade Holding Corporation on June 27, 2005.

Associates:

With last week’s announcement, the following commitment letter from Joe Moglia, Ed Clark and Tim Pinnington (CEO of TD Waterhouse USA) was sent to associates of TD Waterhouse USA. We wanted to share this letter with you also as it pertains to our commitment to treat everyone fairly while also keeping you updated of any decisions that are made over the coming weeks and months.

Remember, if you have any questions related to last week’s announcement, please consult the Ameritrade-TD Waterhouse USA Associate Q&A available under Announcements on Athena, or e-mail JoeM@ameritrade.com.

Corporate Communications

Ameritrade Confidential. Please remember that everything we disclose is proprietary to Ameritrade and must not be communicated outside of the company.

Our Commitment to All Associates

1.	On closing, “TD Ameritrade” will be created, building on the acknowledged strengths of both Ameritrade and TD Waterhouse USA to create the largest online retail broker positioned to serve the full spectrum of investors’ trading and investing needs.

2.	Joe Moglia, currently CEO of Ameritrade, will assume the Chief Executive Officer role at TD Ameritrade. Joe Ricketts will be Chairman and Ed Clark will be Vice Chairman of the merged company. An integration team, comprised of senior managers from both organizations, will be established to ensure a smooth integration.

3.	There will be no changes to compensation, benefits or other policies applicable to associates as a result of this transaction prior to closing. Associates will be paid bonuses earned in fiscal 2005 according to the policy at their respective companies.

4.	We will treat associates fairly and equitably. There will be no job loss as a result of this transaction until after the deal closes, which is expected to occur in six months. A severance package will be provided to associates who may be asked to leave as a result of this transaction. Any associate whose job will be terminated as a result of this transaction will be provided with at least 60 days’ notice.

5.	We will make every effort to fill positions from both companies based on overall suitability for available positions. Given the geographic location of Ameritrade’s head office and major operations, we do expect that more TD Waterhouse associates than Ameritrade associates will be impacted.

6.	As we build TD Ameritrade, communication with our associates will be a major priority. Many decisions affecting associates will not be made for some time. We commit to providing to you open and honest communication about any decisions that affect you personally in a timely manner. We know that you will remain committed to our clients and focused on meeting their needs during this time of transition.

Joe Moglia	Tim Pinnington	Edmund Clark
Ameritrade	TD Waterhouse USA	TD Bank Financial Group

June 27, 2005

Safe Harbor

The foregoing letter contains forward-looking statements that involve risks and uncertainties. For example, statements related to industry rankings and competitive position; the service offerings of TD Ameritrade; management and organizational structure; execution of integration plans; timing of the closing; expected impact of the transaction on employees; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all; that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; and that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.

Additional Information and Where to Find It

In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.